Exhibit 99.1

Positron Corporation Raises $2 Million to Expand Market
Presence and Growth Initiatives

Buffalo, NY – December 30, 2025 (GLOBE NEWSWIRE) – Positron Corporation (OTC: POSC) (the “Company”), a leading molecular imaging medical device company specializing in Positron Emission Tomography (PET) and PET-CT imaging systems and clinical support services, is pleased to announce it has accepted $2.0 million in capital in exchange for 1,333,333 shares of the Company’s stock.

The proceeds from the financing will be used to accelerate Positron’s commercial expansion and advance key strategic objectives, including product development, regulatory activities, and pursue new markets. The capital raise further enhances the Company’s ability to meet increasing demand for advanced cardiac PET imaging solutions.

Adel Abdullah, President of Positron Corporation stated, “We are encouraged by the continued support from investors, which reflects growing confidence in Positron’s strategy and long-term growth potential,” Mr. Abdullah added, “An improved balance sheet positions the Company to expand its market presence, increase system placements, and advance the next generation of our PET-CT technology.”

The Company believes this capital will support its near-term growth initiatives while positioning Positron for longer-term opportunities, including new markets and new product introductions and clinical and service offerings.

ABOUT POSITRON CORPORATION

Positron Corporation is a medical technology company that co-develops, manufactures, and commercializes advanced PET and PET-CT imaging systems and integrated imaging solutions, combining molecular imaging hardware, software, and clinical and training services for nuclear medicine healthcare providers across North America.

Positron specializes in the field of cardiac Positron Emission Tomography (PET) imaging, the gold standard in cardiac diagnostics. Positron’s innovative PET/PET-CT technologies, clinical services and practice solutions enables healthcare providers to accurately diagnose coronary artery disease and improve patient outcomes while practicing cost effective medicine.

Positron's PET and PET-CT imaging systems and distinct market position are substantial advantages unique to Positron that will facilitate the adoption of cardiac PET and the growth of the nuclear imaging market. Positron’s PET-CT(s) will enable nuclear cardiologists to utilize the full capabilities of molecular imaging and nuclear medicine. Positron’s PET-CT systems will also enable the Company to fully service and meet the demands of the vast oncology imaging segment of nuclear medicine.

Positron is committed to expanding the cardiac and oncology PET modality by delivering the best technology and value to imaging specialists and will continue to advance its technology through its co-developer, supplier, and R&D venture with Shenyang Intelligent Neuclear Technology Co. a subsidiary of Neusoft Medical Systems.

Please visit the Company’s website at: www.positron.com

FORWARD-LOOKING STATEMENTS

This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Positron Corporation, and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations; future U.S. and global political and regulatory conditions; geopolitical events; manufacturing, distribution and supply chain disruptions and cost increases; and new product introductions by our competitors. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results even if new information becomes available in the future.

FOR FURTHER INFORMATION, please visit the company’s website at www.positron.com, or contact: investor@positron.com

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

1177 Avenue of the Americas, 5th Floor

New York, New York 10036